UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2010
Date of Report (Date of earliest event reported)

US Natural Gas Corp.
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 6th Street South, Suite 600 St. Petersburg, FL 33701
(Address of principal executive offices)

(727) 824-2800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 9, 2010 US Natural Gas Corp (the  “Company”) entered into an agreement with Del Mar Corporate Consulting, LLC (“Consultant”) to provide investor relation services related to generating market awareness for the Company (the “Agreement”).  Pursuant to the Agreement, unless terminated upon 10 days written notice by the Company, the Consultant will receive $20,000 in cash and One Million shares of the Company’s common stock currently valued at $35,000.00.  The Consultant will also receive 500,000 warrants priced at $0.20 that will expire in three years.  In addition, the Company will issue the Consultant a bonus in the amount of One Million shares of the Company’s common stock in the event that the Consultant meets certain bench marks as agreed by the parties.

ITEM 3.02 Unregistered Sales of Equity Securities

Please see Item 1.01 above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US NATURAL GAS CORP
Date: July 14, 2010	By:	/s/ Wayne Anderson
Wayne Anderson
President